                                                                    Exhibit 10.9

                              PRODUCTION AGREEMENT
                              --------------------


          THIS AGREEMENT, dated as of the 24th day of August, 1999 (the "Effective Date") by and between Frederick Brewing Co., a Maryland corporation ("FBC"), and Crooked River Brewing Company, LLC, an Ohio limited liability company ("Customer").

                                   WITNESSETH
                                   ----------

          WHEREAS, FBC is in the business of brewing, packaging, supplying and distributing various beers, ales and malt beverage products;

          WHEREAS, Customer is the owner of, or has rights in, the trademarks, copyrights and trade secrets applied to lager and specialty liquid streams (the "Products") and is in the business of producing, marketing and selling the Products;

          WHEREAS, Customer currently is selling an estimated 50,000 units of glass and 2,000 barrels of draft beer for the year 1998-1999; and

          WHEREAS, Customer wishes to engage FBC to brew and package certain of the Products.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1.   PRODUCTION AND PACKAGING.
          ------------------------

          1.1  Production Obligations.  FBC shall produce and package for
               ----------------------
Customer the Products in kegs and bottles in such quantities as specified from time to time by Customer. FBC shall provide and pay for all packaging materials, brewing materials and shipping materials. Customer shall provide all artwork to be affixed to the Products and shall pay all cylinder costs.

          1.2  Recipes/Brewing Specifications.  During the Term, FBC shall brew
               ------------------------------
the Products in accordance with such recipes, ingredients and brewing steps as Customer will provide in writing to FBC from time to time. Customer shall provide all yeast strains to be used in brewing the Products. If any Products do not meet Customer's quality standards and taste profiles as determined by Customer's brewmaster, in his or her sole discretion, Customer may reject any Products produced and packaged by FBC. Customer will have no obligation to pay for any Products that are rejected in accordance with this Section 1.2.
                                                           -----------

          1.3  Plant.  FBC shall produce the Products for Customer at FBC's
               -----
plant located in Frederick, Maryland (the "Facility").

     2.   PACKAGING SPECIFICATIONS AND EQUIPMENT ADJUSTMENTS.
          --------------------------------------------------

          2.1  Packaging Specifications.  Customer shall use reasonable efforts
               ------------------------
to cause its packaging materials to conform to the current sizes and configurations of FBC's packaging materials.

          2.2  Change Parts Associated with Current Packaging.  Customer shall
               ----------------------------------------------
pay in advance the cost of change parts associated with Customer's packaging of Products that can be accommodated by FBC without major equipment changes. If, after the purchase of any such change parts by Customer, FBC uses the change parts in packaging products other than the Products, then FBC shall reimburse Customer for the reasonable costs of such use. Any change parts purchased under this Section 2.3 are the sole and exclusive property of Customer; provided,
     -----------                                                  --------
however, that upon termination of this Agreement, FBC may purchase such parts
-------
from Customer at the net book value of such change parts as determined by Customer in accordance with generally accepted accounting principles.

          2.3  Major Equipment Changes.  The parties agree to negotiate in good
               -----------------------
faith the terms for payment of the cost of major equipment changes necessary to accommodate packaging that the Facility is not at such time capable of providing. If the parties reach an agreement regarding the purchase of such equipment, FBC agrees to promptly take such steps as are reasonably necessary to implement the changes and to make such equipment fully operational. If the parties cannot reach an agreement regarding the purchase of such equipment, Customer will have the right to cause a third party to brew and package the affected Products.

     3.   FEES.
          ----

          3.1  Production Fee.  Customer shall pay a production fee (the
               --------------
"Production Fee") consisting of (a) the actual costs of packaging and brewing materials (as further described on Exhibit A), (b) a co-pack fee (as further
                                   ---------
described on Exhibit A) and (c) applicable federal and state taxes.  The
             ---------
Production Fee is F.O.B. Facility less the cost of any packaging materials and/or freight actually paid for by Customer (other than as part of the Production Fee) or by the wholesaler to whom the Products are to be delivered.

          3.2  Production Fee Adjustments.  (a) Upon 30 days prior written
               --------------------------
notice to Customer, the Production Fee may be adjusted upward or downward by the amount of any corresponding increase or decrease in the actual cost incurred by FBC for freight, packaging and brewing materials or applicable taxes. No increase in the Production Fee as a result of any increase in such costs shall be effective until 30 days after Customer's receipt of such notice.

          (b) Upon written notice given at least 30 days prior to each subsequent anniversary date of this Agreement, the co-pack fee component of the Production Fee may be adjusted upward or downward on an annual basis; provided,
                                                                      --------
however, such increase shall not exceed 85% of the increase, if any, in the
-------
Consumer Price Index ("CPI") for the immediately preceding four quarter period. No increase in the co-pack fee component of the Production Fee as a result of any increase in the CPI shall be effective until 30 days after Customer's receipt of such notice.

          (c) During the Term, promptly following each three month period ending March 31, June 30, September 30 and December 31 (each a "Production Period"), FBC shall provide Customer with written notice (the "Production Notice") of the number of barrels of beer produced and packaged at the Facility during such Production Period. If the number of barrels set forth in the Production Notice exceeds 6,000 barrels and the co-pack fee was based on a below 6,000 barrel production level, then the co-pack fee will be decreased by the amount set forth on Exhibit A for the following Production Period. If the number of barrels set
   ---------
forth in the Production Notice exceeds 6,000 barrels and the co-pack fee was based on an above 6,000 barrel production level, then the co-pack fee will remain the same for the following Production Period. If the number of barrels set forth in the Production Notice is equal to or less than 6,000 barrels and the co-pack fee was based on an above 6,000 barrel production level, then the co-pack fee will be increased by the amount set forth on Exhibit A for the
                                                         ---------
following Production Period. If the number of barrels set forth in the Production Notice is equal to or less than 6,000 barrels and the co-pack fee was based on a below 6,000 barrel production level, then the co-pack fee will remain the same for the following Production Period.

          3.3  FBC's Production Fee Acknowledgment.  FBC acknowledges and agrees
               -----------------------------------
that the Production Fee includes any and all of FBC's costs incurred in connection with the brewing and packaging of the Products, including, without limitation, the costs of brewing materials, packaging materials, federal and state taxes, labor, overhead and any profits obtained in connection with such brewing and packaging as well as the freight costs to deliver the Products to
(a) Cleveland, Ohio or (b) another destination or point no further than 300 miles from the Facility.

          3.4  Production Fee Payment.  Customer shall pay the Production Fees
               ----------------------
to FBC as the Products are packaged. All respective Production Fees due to FBC will be paid on Fridays of the week following the week that the Products were packaged.

          3.5  Storage Fees.  A storage charge of $.05 per case per month will
               ------------
be charged for Products that remain at the Facility for more than 60 days after packaging.

          3.6  Freight Charge Adjustment.  The freight charges set forth on
               -------------------------
Exhibit A represent the estimated costs to transport the Products from the
---------
Facility to Cleveland, Ohio. Any increase in the per unit freight costs set forth on Exhibit A for transportation of the Products from the Facility to
         ---------
Cleveland, Ohio will cause a simultaneous equivalent reduction in the per unit co-pack fee set forth on Exhibit A. No simultaneous reduction in the per unit
                         ---------
co-pack fee will be made upon any increase in the per unit freight costs that is caused by transporting the Products from the Facility to a destination that is a further distance from the Facility than Cleveland, Ohio.

     4.   TERM AND TERMINATION.
          --------------------

          4.1  Term.  This Agreement commences on the Effective Date and
               ----
continues for a period of one year (the "Initial Term"). Thereafter, this Agreement renews automatically for three successive one year terms upon the terms and conditions contained herein (the "Renewal Terms," the Initial Term and any Renewal Terms, collectively, are the "Term").

          4.2  Termination.  After the Initial Term, Customer may terminate this
               -----------
Agreement for any reason upon 90 days prior written notice to FBC unless and until the Customer's parent organization, Snyder International Brewing Group, LLC, merges with FBC, in which case this Agreement may be terminated in connection with the consummation of the merger or at any other time agreed to by the parties (including during the Initial Term).

          4.3  Effect of Termination.  Upon termination of this Agreement,
               ---------------------
Customer shall (a) promptly pay any amounts due and payable hereunder, (b) promptly purchase from FBC all unused packaging materials used in packaging the Products at the prices in effect upon the date of termination and (c) remove all such packaging materials from the Facility within 45 days. In addition, upon termination of this Agreement, FBC promptly shall return to Customer all Confidential Information (as defined in Section 13.3) and any other materials
                                        ------------
provided to FBC by Customer hereunder. Notwithstanding the foregoing, in the event of a merger between SIBG and FBC, the parties shall determine in good faith the parties' rights and obligations relating to the termination of this Agreement.

     5.   BREWING OPERATION.
          -----------------

          5.1  Alternating Brewing Operation.  FBC agrees to facilitate the
               -----------------------------
alternating proprietorship application and to conduct an alternating brewing operation with the Customer at the Facility to allow (a) Customer to be the official Brewer of Notice for the Products, (b) Customer to take advantage of paying an excise tax appropriate for the Customer's annual capacity and (c), if permissible, the mention of Customer as the listed brewer and packager of the Products. Simultaneous brewing operations may be conducted at the Facility by FBC, Customer, and any other alternating brewer, as the case may be; provided,
                                                                     --------
however, that each vessel, tank, pipeline, cellar and storage area will be
-------
alternated, as appropriate to any one brewer. A bonded area, that will not be curtailed, will be occupied by each of the brewers at all times; provided, that,
                                                                 --------
such areas are subject to variable expansion.

          5.2  Record Keeping.    Since, at any given time, only one brewer will
               --------------
conduct brewing operations using a particular piece of equipment or area, a single form entry in the daily records will be used to record the alternation.
A given piece of equipment or area will remain alternated to the last using brewer (FBC, Customer or any other alternating brewer, as the case may be) until there is use by another brewer. Upon the use by another brewer, the form entry recorded by the new users will change the alternation. FBC shall use commercially reasonable efforts to maintain detailed records of alternation between the alternating brewers based on existing forms with appropriate modifications. The record keeping procedures and forms may be modified from time to time as required by the Bureau of Alcohol, Tobacco and Firearms ("ATF"). Such records must document operations from receipt of raw materials to shipment of finished beer. Each brewer shall (a) maintain separate records for its operations, (b) file separate records for its operations and (c) file with the ATF separate Brewer's Reports of Operations (ATF Forms 5130.9) and separate Excise Tax Returns (ATF Forms 5000.24).

          5.3  Preferred Customer Status.  FBC shall provide Customer with
               -------------------------
preferred priority status over any and all other customers of FBC for (a) brewing schedules and sizes and (b) distribution, storage and ordering of the Products.

     6.   ORDERS, STORAGE AND DELIVERY.
          ----------------------------

          6.1  Orders.  Customer shall order the Products in accordance with
               ------
FBC's reasonable and customary ordering procedures. Currently, Customer must place orders by the 15th day of the month for delivery the following month. FBC shall notify Customer in writing at least 30 days prior to any change in such ordering procedures.

          6.2  Storage.  Upon production, FBC shall store the Products at the
               -------
Facility. Customer shall use commercially reasonable efforts to remove the Products from the Facility within 15 days of packaging.

          6.3  Delivery.  The Product will be shipped F.O.B. Facility to
               --------
Customer's designated destination on the date acknowledged on FBC's order acknowledgment form. FBC shall use reasonable commercial efforts to meet Customer's requested shipping dates, but has the right to schedule shipments based upon product availability. Upon Customer's request and at Customer's expense, FBC shall arrange for transportation of the Products to Customer by contract carrier. In connection with any such arrangements made by FBC, Customer shall pay the reasonable costs of any licenses necessary to transport such Products. In addition, Customer shall pay a reasonable and refundable deposit on all pallets and kegs used in shipment of the Products (current deposit is $10.00 per pallet and $15.00 per keg).

     7.   SALES AND MARKETING.
          -------------------

          Customer is solely responsible for all sales and marketing of the Products.

     8.   PROPRIETARY RIGHTS.
          ------------------

          8.1  Use.  FBC shall use the approved trademarks and copyrights of the
               ---
Customer solely on the Products and solely as specified by Customer from time to time.  In addition, FBC shall use the recipes provided by Customer solely in connection with the Products as specified by the Customer pursuant to
Section 1.2.
-----------

          8.2  Customer's Rights.  FBC acknowledges that Customer owns, or has a
               -----------------
valid, enforceable right to use, the trademarks, copyrights, trade secrets and any other intellectual property rights embodied in, or used in connection with, the brewing and packaging of the Products.

     9.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          9.1  FBC's Representations and Warranties.  FBC represents and
               ------------------------------------
warrants to Customer that the Products will be free from adulteration as defined in the United States Food, Drug and Cosmetics Act.

          9.2  Customer's Representations and Warranties.  Customer represents
               -----------------------------------------
and warrants that any trademarks and copyrights applied to the Products will not infringe the intellectual property rights of any third parties.

     10.  INDEMNIFICATION.
          ---------------

          10.1  FBC's Indemnification.  FBC shall indemnify, defend and hold
                ---------------------
Customer harmless from and against any and all demands, losses, liabilities, claims, obligations, charges, penalties, costs, damages, and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") arising out of or relating to any (a) breach by FBC of any representation or warranty in this Agreement and (b) act or omission of FBC, its agents, employees or subcontractors, in the performance of activities under or related to this Agreement, including, without limitation, FBC's loading, transportation, unloading, storage, handling, formulation, packaging or use of the Products, equipment, or materials supplied by Customer and (c) defect in any Product caused by or arising out of any act or omission of FBC; except, however, when caused by (i) the negligence, willful act or omission of the Customer, its employees or agents, or (ii) FBC's reliance on and adherence to any specifications provided by Customer pursuant to Section 1.2.
                                                -----------

          10.2  Customer's Indemnification.  Customer shall indemnify, defend
                --------------------------
and hold harmless FBC from and against any Losses arising out of or relating to (a) any breach by Customer of any representation or warranty in this Agreement, (b) the sales and marketing of the Products by Customer and (c) any activities undertaken by FBC on behalf of Customer in accordance with
Sections 5.1 and 5.2.
------------     ---

     11.  INSURANCE.
          ----------

          FBC shall (a) obtain adequate insurance commensurate with FBC's activities contemplated under this Agreement, (b) maintain such insurance during the Term and (c) name Customer as an additional insured under such policy or policies. FBC shall provide Customer with proof of such insurance on an annual basis.

     12.  FBC'S ADDITIONAL OBLIGATIONS AND AGREEMENTS.
          -------------------------------------------

          12.1  Third Party Products.  During the Term, FBC shall not brew or
                --------------------
produce any beer products on a contract or an alternating proprietorship basis for any third party if such products will be distributed primarily in the State of Ohio; provided, however, that FBC may brew or produce any beer products for
         --------  -------
Affiliates (as defined in Section 14.4) of Customer even if such products will
                          ------------
be distributed primarily in the State of Ohio.

          12.2  DBA Filing.  After the Effective Date, upon Customer's request,
                ----------
FBC shall make a fictitious name filing in Maryland and in Ohio to provide for the following name: "Crooked River Brewing Company, Frederick, Maryland."

          12.3  Inventories and Change Parts.  FBC acknowledges and agrees that
                ----------------------------
all materials, inventory and change parts paid for by Customer in connection with this Agreement are the sole and exclusive property of Customer. Customer and FBC agree to execute all requisite UCC filings and other documentation to evidence such ownership.

     13.  CONFIDENTIALITY.
          ---------------

          13.1  Ownership.  FBC acknowledges that the Products are Confidential
                ---------
Information of Customer and include, without limitation, trademarks, copyrights and trade secrets that have been developed by Customer at great expense. All Confidential Information of Customer disclosed under this Agreement will remain the exclusive property of Customer.

          13.2  Confidentiality Obligation.  FBC agrees: (i) to take all
                --------------------------
reasonable measures necessary to protect the confidential nature of all Confidential Information disclosed to it including notifying its employees, agents, consultants, contractors, joint venturers, distributors, customers, clients or anyone else with whom a party works to complete the purposes of this Agreement of the confidential nature of such Confidential Information; (ii) except as provided in this Agreement or as required by law or court order, not to disclose to third parties or copy any Confidential Information or allow any third party access to such Confidential Information without first obtaining Customer's written consent; (iii) not to use, or permit any third party to use, any Confidential Information disclosed to it except for the purposes set forth herein; (iv) to take all reasonable steps to insure that the terms and conditions of this Agreement are made known to anyone who uses the Confidential Information; and (v) to ensure that all materials that could lead to the use of the Confidential Information in a manner that violates this Agreement will be erased or destroyed when they are no longer needed.

          13.3  Confidential Information Definition.  "Confidential Information"
                -----------------------------------
means that information which is not generally known to the public or which would constitute a trade secret under the Uniform Trade Secrets Act and which is owned, developed or acquired by Customer, including, without limitation, all recipes, ingredients, brewing steps, formulae, designs, ideas, inventions, data, data formats and files, and all customer, sales, marketing production, packaging and technical information of Customer and all copies and tangible embodiments thereof; provided, however, that any of the foregoing shall not be considered
         --------  -------
Confidential Information if it: (i) becomes publicly known through no wrongful act or breach of any obligation of confidentiality on FBC's or any third party's part; (ii) was in the lawful knowledge and possession of, or was independently developed by, FBC prior to the time it was disclosed to, or learned by, FBC as evidenced by written records kept in the ordinary course of business by FBC or by written or other documentary proof of actual use by FBC; (iii) was rightfully received from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; or (iv) was approved for release by written authorization by Customer.

     14.  GENERAL.
          -------

          14.1  Entire Agreement.  This Agreement (including the Exhibit) is the
                ----------------
entire agreement between the parties relating to the subject matter hereof and supersedes all other prior and contemporaneous understandings and agreements, written or oral.

          14.2  No Waiver or Amendment.  This Agreement may only be waived or
                ----------------------
amended if such waiver or amendment is in writing, specifically references this Agreement and is signed by the party to be bound. Any signed waiver is effective only in the specific instance and for the specific purpose for which it was made or given.

          14.3  Notices. All notices, requests, demands, waivers and other
                -------
communications required or permitted to be given under this Agreement are to be in writing and are duly given if delivered personally or by a nationally recognized overnight courier with delivery charges prepaid, or mailed by certified or registered mail (postage prepaid and return receipt requested), or sent by facsimile to the parties at the addresses set forth below, or to such other person or address as specified in writing by the party.

               If to FBC:

               Frederick Brewing Co.
               4607 Wedgewood Blvd.
               Frederick, Maryland  21703
               Attn:
               Facsimile:  (301) 694-2971

               If to Customer:

               Crooked River Brewing Company, LLC
               1101 Center Street
               Cleveland, Ohio  44113
               Attn:  Jim Gehrig
               Facsimile:  (216) 771-7990

All notices, requests, demands, waivers and communications are deemed received on the date of delivery.

          14.4  Successors and Assigns.  This Agreement is binding upon and
                ----------------------
inures to the benefit of the parties, their successors and permitted assigns. This Agreement is not assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld;

provided, however, that Customer may assign this Agreement to any of its
--------  -------
Affiliates without the consent of FBC. The term "Affiliates" means any individual, corporation, partnership, limited liability company, joint venture, trust, governmental entity, unincorporated association or any other entity or organization that, directly or indirectly, controls, is controlled by, or under common control with, Customer. Any attempted assignment that does not comply with the terms of this Section 14.4 is void and of no legal effect.
                       ------------

          14.5  Compliance with Laws.  Each party shall comply with all
                --------------------
applicable laws, regulations and orders including, without limitation, trademark, copyright and trade secret laws. Each party shall cooperate to comply with all such measures and shall promptly inform the other parties of any suspected noncompliance of which it becomes aware.

          14.6  Severability. The illegality, invalidity, or unenforceability
                ------------
of any part of this Agreement does not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement is found to be illegal, invalid or unenforceable, this Agreement will be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

          14.7   Survival.  Sections 4.3, 10, 13 and 14.7 survive any
                 --------
termination of this Agreement.

          14.8   Relationship of the Parties.  This Agreement creates no
                 ---------------------------
relationship of employer and employee, agent and principal, partnership or joint venture among the parties. FBC and Customer are independent contractors.
Neither party has the right to assume, directly or indirectly, any liability of or for the other party, and neither party will represent that it has such authority.

          14.9   Headings Section.  The section headings of this Agreement are
                 ----------------
inserted for reference only and do not affect the meaning of this Agreement.

          14.10  Choice of Law.  This Agreement and all disputes arising
                 -------------
hereunder are governed by the laws of the State of Ohio, without regard to choice of law principles. Each of the parties submits to the jurisdiction of the federal and state courts located within the State of Ohio.

          14.11  Force Majeure.  Neither party will be liable to the other party
                 -------------
on account of the disabled party's inability to perform arising out of matters beyond the reasonable control of the disabled party including, without limitation, acts of God, acts of government, labor disputes, transportation embargoes; provided, that the disabled party uses its commercially reasonable
           --------
efforts to overcome the circumstances that created the disability.

          14.12  Remedies.  FBC acknowledges that its failure to comply with
                 --------
Article 13 of this Agreement will irreparably harm the business of Customer.
----------
Therefore, Customer acknowledges that Customer is entitled to injunctive relief and/or specific performance without the posting of bond or other security, in addition to whatever other remedies Customer may have, at law or in equity, in any court of competent jurisdiction against any such acts of breach or non-compliance.

          14.13  Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which is an original, and all of which are one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


CROOKED RIVER BREWING                    FREDERICK BREWING CO.
COMPANY, LLC



By: /s/ Christopher J. Livingston          By: /s/ James M. Gehrig
    --------------------------------           --------------------------------
     Name: Christopher J. Livingston            Name:  James M. Gehrig
     Title: President                           Title: Chief Financial Officer

                                   Exhibit A
                             Production Agreement
                       Crooked River & Frederick Brewing
                                    9/16/99


                                                                                                  total
                                                    package       packaging       brewing       production      co-pack
liquid         size                                  type           costs          costs           costs          fee
------         ------                               -------       ---------       -------       ----------      -------
Micro          12 oz.       Black Forest             glass          $4.55         $ 1.83          $ 6.38         $1.50
                7 oz.       To be determined

Micro          12 oz.       Lighthouse               glass          $4.55         $ 1.50          $ 6.05         $1.50
                7 oz.       To be determined

Micro          12 oz.       Settlers                 glass          $4.55         $ 2.00          $ 6.55         $1.50
                7 oz.       To be determined

Micro          12 oz.       Cool Mule                glass          $4.55         $ 2.17          $ 6.72         $1.50
                7 oz.       To be determined

Micro          12 oz.       Stadium, Expansion       glass          $4.54         $ 1.53          $ 6.07         $1.50
                            Ballpark
                7 oz.       To be determined

Seasonal       12 oz.       Seasonal                 glass          $4.55         $ 1.94          $ 6.49         $1.50
                7 oz.       To be determined

Micro          1/2          Black Forest             keg            $0.02         $12.61          $12.63         $9.87
               1/4                                                  $0.02         $ 6.31          $ 6.33         $7.87

Micro          1/2          Lighthouse               keg            $0.02         $10.31          $10.33         $9.87
               1/4                                                  $0.02         $ 5.16          $ 5.18         $7.87

Micro          1/2          Settlers                 keg            $0.02         $13.77          $13.79         $9.87
               1/4                                                  $0.02         $ 6.89          $ 6.91         $7.87

Micro          1/2          Cool Mule                keg            $0.02         $14.98          $15.00         $9.87
               1/4                                                  $0.02         $ 7.49          $ 7.51         $7.87

Micro          1/2          Stadium, Expansion       keg            $0.02         $10.58          $10.60         $9.87
                            Ballpark
               1/4                                                  $0.02         $ 5.29          $ 5.31         $7.87

Seasonal       1/2          Seasonal                 keg            $0.02         $13.35          $13.37         $9.87
               1/4                                                  $0.02         $ 6.68          $ 6.70         $7.87

                                                                                                                Quarterly
                                                                                                                   fee
                                                                                                                reduction
                                                    package          FOB          estimated                         over
liquid         size                                  type            fee           freight        Subtotal       6,000 lbs.
------         ------                               -------        -------        ---------       --------       ----------
Micro          12 oz.       Black Forest             glass          $ 7.88          $0.32          $ 8.20          $0.12
                7 oz.       To be determined

Micro          12 oz.       Lighthouse               glass          $ 7.55          $0.32          $ 7.87          $0.12
                7 oz.       To be determined

Micro          12 oz.       Settlers                 glass          $ 8.05          $0.32          $ 8.37          $0.12
                7 oz.       To be determined

Micro          12 oz.       Cool Mule                glass          $ 8.22          $0.32          $ 8.54          $0.12
                7 oz.       To be determined

Micro          12 oz.       Stadium, Expansion       glass          $ 7.57          $0.32          $ 7.89          $0.12
                            Ballpark
                7 oz.       To be determined

Seasonal       12 oz.       Seasonal                 glass          $ 7.99          $0.32          $ 8.31          $0.12
                7 oz.       To be determined

Micro          1/2          Black Forest             keg            $22.50          $1.79          $24.29          $0.80
               1/4                                                  $14.20          $0.90          $15.09          $0.40

Micro          1/2          Lighthouse               keg            $20.20          $1.79          $21.99          $0.80
               1/4                                                  $13.05          $0.90          $13.94          $0.40

Micro          1/2          Settlers                 keg            $23.66          $1.79          $25.45          $0.80
               1/4                                                  $14.78          $0.90          $15.67          $0.40

Micro          1/2          Cool Mule                keg            $24.87          $1.79          $26.66          $0.80
               1/4                                                  $15.38          $0.90          $16.28          $0.40

Micro          1/2          Stadium, Expansion       keg            $20.47          $1.79          $22.26          $0.80
                            Ballpark
               1/4                                                  $13.18          $0.90          $14.08          $0.40

Seasonal       1/2          Seasonal                 keg            $23.24          $1.79          $25.03          $0.80
               1/4                                                  $14.57          $0.90          $15.46          $0.40